                                  SCHEDULE 14A

                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                             1934 (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Meridian Point Realty Trust '83
-----------------------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

      Meridian '83 Shareholders' Committee for Growth
-----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
            Shares of Beneficial Interest, $1.00 stated value
            ------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

         .....................................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         .....................................................................

         4) Proposed maximum aggregate value of transaction:

         .....................................................................

         5) Total fee paid:

         .....................................................................

[  ] Fee paid previously with preliminary materials:

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         .....................................................................
         2) Form, Schedule or Registration Statement No.:

         .....................................................................
         3) Filing Party:

         .....................................................................
         4) Date Filed:

         .....................................................................

                           PRELIMINARY PROXY STATEMENT

                    IN OPPOSITION TO THE BOARD OF TRUSTEES OF

                         MERIDIAN POINT REALTY TRUST '83

                         SPECIAL MEETING OF SHAREHOLDERS
                          SCHEDULED FOR OCTOBER 9, 1997

TO ALL SHAREHOLDERS OF
MERIDIAN POINT REALTY TRUST '83:

         This Proxy Statement is furnished by the Meridian '83 Shareholders' Committee for Growth (the "Committee") in connection with its solicitation of proxies to be used at the Special Meeting of Shareholders of Meridian Point Realty Trust '83 ("Meridian" or the "Company") scheduled to be held on Thursday, October 9, 1997, at the ________________,_________________, _____________,
__________ _____ at 2:30 p.m., local time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying WHITE Proxy Card are first being sent to the Company's Shareholders on or about September __, 1997.

         The Trustees of Meridian have set ____________, __, 1997 as the record date for the Special Meeting. According to the latest report filed by Meridian with the Securities and Exchange Commission, as of July 31, 1997, there were outstanding and entitled to vote at the Annual Meeting a total of 3,031,618 Shares. Each Share is entitled to one vote on all matters submitted to a vote of the Shareholders at the Special Meeting. Shareholders do not have cumulative voting rights in the election of Trustees. By executing a WHITE proxy, a shareholder will be granting the Committee the right to vote in favor of the Committee's nominees for election as Trustees. See "Solutions to the Problems" and "Nominees for Election as Trustees."

         As of the date of this Proxy Statement, the Committee owns and has the right to vote an aggregate of 668,609 Shares, constituting approximately 22% of the total votes eligible to be cast at the Special Meeting. See "The Committee."

         THE COMMITTEE URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD TO VOTE FOR THE ELECTION OF THE COMMITTEE'S NOMINEES AS TRUSTEES. A POSTAGE-PAID ENVELOPE HAS BEEN PROVIDED FOR YOUR CONVENIENCE.

                          REASONS FOR THIS SOLICITATION

         The Committee is urgently soliciting your proxy to enable it to implement a growth strategy for the Company. The Committee seeks your help to elect five Trustees with substantial commercial real estate experience (the "Nominees") who will constitute the Board of Trustees of Meridian. In order for the new Trustees to implement the policies necessary to maximize stockholder value, the new Trustees will seek the approval of shareholders to an amendment to the Declaration of Trust of Meridian (the "Declaration") to eliminate the "self-liquidating" policy of Meridian in order to convert Meridian into a perpetual-life REIT. This change in policy will permit the new Trustees to reinvest the proceeds from the sale of Meridian's properties into newly acquired properties. THIS CHANGE NEEDS TO BE MADE NOW, BEFORE MERIDIAN LIQUIDATES AND ANY OPPORTUNITY FOR INCREASING SHAREHOLDER VALUE IS LOST. It is the present intent of the Committee to increase the value of Meridian by merging or combining Meridian with another real estate investment company or purchasing properties that have identified and quantifiable environmental problems, in order to remediate or clean up such problems and then to develop or sell such properties. The Committee may develop other strategies to increase shareholder value. See "Solutions to the Problems".

         We send you this request for your proxy and ask for your vote for a number of reasons:

         (1) Meridian's Common Stock, which traded in 1993 and 1994 at $5.00 per share, has steadily declined in value, hovering in the $2-3.00 range for most of the past two years. Recently, the stock has moved up to almost $4.00 per Share. The Committee believes that the recent increase is due in part to the Committee's purchases of Shares in late July and in part to the $3.00 per share dividend that was paid on September 12, 1997. On September 15, 1997, the first trading day after payment of the dividend, the closing price of Meridian Common Stock was $1.00.

         (2) The average stock price for all real estate investment trusts over the past five years, as compiled by the National Association of Real Estate Investment Trusts (NAREIT), has more than doubled.

         (3) Effective February 24, 1996, Meridian entered into a management agreement with E & L Associates, Inc., a management company operated by the same persons who manage TIS Mortgage Investment Company ("TIS"), and the Meridian Trustees elected as President and Chief Financial Officer the two persons who hold those positions at TIS. The common stock of TIS has fallen from $10.00 in 1988 to $1.44 as of September 11, 1997; the net worth of TIS has declined from $74 million as of December 31, 1988 to $11 million as of December 31, 1996; and TIS has reported net losses totaling more than $47 million over the last five years. This is the record that led the Meridian Trustees to hire TIS executives as its new management team!

         (4) The Company's current Trustees and executive officers have shown little faith in the Company. According to the 1996 Annual Report on Form 10-K, their total investment in Meridian amounts to only 15,940 Shares, less than 1% of Meridian's outstanding shares.

         (5) In a time of growth of most REITs, Meridian has made no significant acquisitions of either new properties or other companies, a situation that is mandated by the "self-liquidating" policy of Meridian.

                            SOLUTIONS TO THE PROBLEMS

         The Nominees have proven experience in investing, managing and analyzing real estate in a profitable manner. They are committed to:

         (1) Termination of the management contract with the people who have demonstrated a record of decreasing shareholder value. The Nominees will administer Meridian by its own employees in order to control overhead expenses and cut overhead costs.

         (2) If the Committee is successful in obtaining control of the Board of Trustees , it would elect Allen K. Meredith as President and Chief Executive Officer of Meridian. Mr. Meredith is President and CEO of Meredith Partners, Inc., a real estate company engaged in the acquisition, development, rehabilitation and management of properties in Northern California and the Northwest. The properties include suburban offices, industrial/research and development and shopping centers. From 1991 - 1994, Mr. Meredith was President and CEO of Tramell Crow NW, Inc., the Northwest Region of the largest property manager and commercial developer in the U. S., and a Director and Chairman of the Audit Committee of Tramell Crow Company. See "Nominees for Election as Trustees " for a complete description of Mr. Meredith's background and experience.

         (3) If the Committee is successful in obtaining control of the Board of Trustees, it will seek the approval of shareholders to an amendment to the Declaration to convert Meridian to a perpetual-life REIT in order to aggressively pursue strategies to increase shareholder value, which strategies may include the merger or other combination of Meridian with one or more other real estate investment companies, the acquisition of properties that have identified and quantifiable environmental problems, in order to remediate or clean up the properties and then develop or sell them at a profit or other yet-to-be-identified strategies.

         (4) The implementation of a continuous, effective stockholder relations program to keep shareholders informed about Meridian.

         The Committee's proposal to purchase properties with environmental problems involves risks. Properties with environmental problems are subject to stringent environmental standards imposed by federal, state, local and foreign environmental laws and regulations, including those related to wastewater discharges and chemical and hazardous waste management and disposal. Certain of these environmental laws hold owners or operators of land or businesses liable for their own and for previous owners' or operators' releases of hazardous or toxic substances, materials or wastes, pollutants or contaminants. Compliance with environmental laws also may require the acquisition of permits or other authorizations for certain activities and compliance with various standards or procedural requirements. If the Committee's proposal is approved, the nature of the operations that were conducted on these properties, including the history of industrial uses and the operations of predecessor owners or operators of certain of the businesses may expose the Company to risk of liabilities or claims with respect to environmental and health and safety matters. There can be no assurance that the Committee plan to purchase, clean up and resell properties with environmental or hazardous waste problems will be successful or that the costs of compliance with environmental, health and safety requirements will not be so high that profitable resale of properties will be difficult.

                          AMENDMENT OF THE DECLARATION

         The investment policy of Meridian as contained in the Declaration contains a so-called "self-liquidating" provision, which states that the net proceeds from the sale of a property owned by the Company may not be reinvested but shall be distributed to Shareholders after payment of indebtedness relating to such property and other obligations. However, the proceeds of a sale need not be distributed if they are used to purchase land underlying any of Meridian's other properties, to finance improvements or additions to any of the properties, or to protect of enhance the Company's investments in any of its properties, to buy out leases or to increase reserves. This self-liquidating policy essentially precludes Meridian from reinvesting the proceeds from the disposition of its properties into new assets, including property.

         The Committee believes that providing management with the flexibility to reinvest property sale proceeds in one or more new properties will help achieve the goal of increasing the Company's value and return to Shareholders. At this time, current management has sold Meridian's last remaining property, has paid a dividend of $3.00 per share and is evaluating some of the options available, including the sale or termination of Meridian.

         As stated above, the Committee believes that it would be in the best interest of the Shareholders that the self-liquidating policy be amended to allow for the reinvestment of proceeds from the sale of its properties. As a result, if the Committee is successful in having its nominees elected to the Board of Trustees, the Board will propose to shareholders that Section 5.1 of the Declaration be amended to delete the self-liquidating policy and to permit reinvestment of proceeds of the sale of properties. The amendment to the self-liquidating policy may also be accomplished by means of a merger or other combination of Meridian with one or more other real estate investment companies or through other strategies that may be developed by the Committee. Regardless of the form of such amendment, the Committee will seek approval from Meridian's shareholders prior to amending the self liquidating policy.

         The Committee will NOT take any action to impair the status of Meridian as a REIT under the Internal Revenue Code of 1986.

                    WHY STOCKHOLDER INVESTMENTS WILL BE LOST
                           IF THE BOARD IS NOT CHANGED

         We have summarized the events and failures which have led us to believe that management must change. We have invested more than $2,330,000 in the Company. We describe below in further detail why we believe that the stockholders of Meridian deserve a prompt and comprehensive change in the way Meridian is doing business.

         (1)      The Market's Rejection of Meridian
                  ----------------------------------

                  From a high of $5.00 per Share in 1993, Meridian's Shares have sunk to $3.125 on August 5, 1997. On September 11, 1997, the closing price of a Share was $4.25, which reflects the dividend of $3.00 per share which was paid on September 12, 1997. On September 15, 1997, the closing price per share was $1.00. We seek your proxy because we believe in these times of growth of REIT's, the Share price should reflect Meridian's prospects for growth, not its liquidation value.

         (2)      Meridian's Shares Continually Underperform the Market
                  -----------------------------------------------------

                  The following line graph compares the cumulative total return of a hypothetical investment in the Shares of Meridian with the cumulative total return of a hypothetical investment in each of the Standard & Poor's 500 Stock Index and the NAREIT All REIT index and assumes the initial investment of $100 on December 31, 1991, with dividends reinvested when paid and share prices as of the last day of each calendar year.

                             12/31/91     12/31/92     12/31/93      12/31/94     12/31/95     12/31/96
       Meridian                $100       $112            $211         $158         $ 68         $135

       S&P 500                 $100       $108            $118         $120         $165         $203

       All REIT                $100       $112            $133         $134         $159         $215

         As the graph indicates, a $100 investment in Meridian Shares on December 31, 1991 would be worth $135 on December 31, 1996. The same $100 would be worth $203 if invested in the S&P 500 Index or $215 if invested in All REITs.

                                  THE COMMITTEE

         The members of the Meridian Committee are Richard M. Osborne, Steven A. Calabrese, Christopher L. Jarratt, Allen K. Meredith and Thomas J. Smith. As of the date of this Proxy Statement, members of the Committee owned of record 668,609 Shares, representing approximately 22% of the outstanding Shares. 297,344 of these Shares are owned by Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company (the "Fund") that was formed to acquire, hold, sell or otherwise invest in all types of securities and other instruments. Mr. Osborne, as the sole manager of the Fund, is the beneficial owner of the 297,344 Shares.

         Additional information concerning the Committee and the Fund and the Fund's and Committee's holdings of shares is set forth in Appendix A hereto.

                               WE ARE STOCKHOLDERS

         Neither the Committee nor the Fund are attempting to benefit themselves at the expense of any other Meridian Shareholders. Rather, the Committee is seeking to increase value to all Shareholders. Neither the Committee nor the Nominees will acquire any of the operations or assets of Meridian or be compensated either as principal or agent in transactions relating to the redeployment of the assets of Meridian, or earn any profits, commissions or other fees from Meridian for their services in connection therewith, other than
(1) such compensation, if any, as might be payable to any of the Nominees solely in their capacities as Trustees of Meridian, (2) compensation payable to Mr. Meredith, as President and Chief Executive Officer of Meridian, the position to which the Committee proposes to name Mr. Meredith; (3) payments received by the Fund and members of the Committee in their capacity as holders of Shares of Meridian, (4) reimbursement from Meridian of the expenses of the solicitation of proxies or (5) in any transaction approved by a majority of the Shareholders of Meridian.

                        NOMINEES FOR ELECTION AS TRUSTEES

         The Company's Board of Trustees is presently composed of five Trustees. The Trustees elected at the Special Meeting will serve in such capacity until the 1998 Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified. In opposition to the incumbent Board of Directors, the Committee is proposing a slate of five experienced and well-qualified nominees for election as Trustees of Meridian.

         Each nominee named below has consented to serve as a Trustees of Meridian if elected. The Committee does not expect that any of the Nominees will be unable to stand for election but, in the event that a vacancy in the slate of Nominees should occur unexpectedly, the Shares represented by the enclosed WHITE Proxy Card will be voted for a substitute candidate selected by the Committee.

         The following information concerning business address, age, and principal occupation has been furnished by the Committee's nominees.

Name and Business Address                    Principal Occupation for Past Five Years
-------------------------                    ----------------------------------------
Richard M. Osborne                           Mr. Osborne is President and Chief Executive Officer of
7001 Center Street                           OsAir, Inc., Mentor, Ohio ("OsAir"), a company he founded
Mentor, Ohio 440670                          in 1963.  OsAir is a manufacturer of industrial gases for
                                             pipeline delivery and a real property developer. Mr. Osborne is also a director of TIS Mortgage Investment Company
                                             ("TIS") and Meridian Point Realty Trust VIII Co.,
                                             publicly-held REITs, and a director of Great Lakes Bank,
                                             Mentor, Ohio. In addition, Mr. Osborne is a Director and
                                             Chairman of the Board of Pacific Gateway Properties, Inc., a
                                             publicly-held real estate investment company based in San
                                             Francisco ("Pacific Gateway"). Through OsAir or personally,
                                             Mr. Osborne has over 30 years of experience in real estate development and management. During his career as a real
                                             estate entrepreneur, he has developed, managed or sold over
                                             1,000,000 square feet of industrial space, over 1,000,000
                                             square feet of commercial space, over 1,000,000 square feet of apartment space and over 1,000,000 square feet of
                                             self-storage facilities . Since its formation in 1994, Mr.
                                             Osborne has been the sole manager of the Fund. Mr. Osborne is 51 years old.

Steven A. Calabrese                          Mr. Calabrese's principal business is serving as managing
1110 Euclid Avenue, Suite 300                partner of Calabrese, Racek and Markos, Inc., CRM
Cleveland, Ohio 44115                        Construction Inc., and CRM Environmental Services, Inc.,
                                             firms which specialize in evaluations, management,
                                             construction and environmental assessment services for
                                             commercial and industrial real estate.  In addition,
                                             Mr. Calabrese owns and manages a personal real estate
                                             portfolio.  Mr. Calabrese is also a director of Pacific
                                             Gateway Properties, Inc., a publicly-held real estate
                                             investment company based in San Francisco. Mr. Calabrese
                                             is 36 years old.

Christopher L. Jarratt                       Since September 1996, Mr. Jarratt has been the Chief
314 Church Street                            Executive Officer of Third Capital, LLC, a company engaged
Nashville, TN 37201                          engaged in various real estate investment and advisory
                                             activities. For the past nine years, Mr. Jarratt has also
                                             been the President of Jarratt Associates, Inc., Nashville,
                                             Tennessee, a corporation engaged in commercial mortgage
                                             banking and commercial real estate investment activities. In addition, Mr. Jarratt is a Director of TIS and Pacific
                                             Gateway. Mr. Jarratt has been involved in more than $100
                                             million of commercial mortgage and real estate transactions.
                                             For the past five years, through Jarratt Associates, Inc.,
                                             Third Capital, LLC and their various affiliates, Mr. Jarratt has specialized in the acquisition of undervalued real
                                             estate assets and securities. Mr. Jarratt has a Bachelor of
                                             Business Administration degree from Southern Methodist
                                             University, Dallas, Texas. Mr. Jarratt is 35 years old.

Allen K. Meredith                            Allen K. Meredith is  President and CEO of Meredith Partners,
3000 Sand Hill Road                          Inc., a real estate company engaged in the acquisition,
Menlo Park, CA 94025                         development, rehabilitation and management of properties in
                                             Northern California and the Northwest. The properties
                                             include suburban offices, industrial/research and
                                             development and shopping centers. Mr. Meredith founded
                                             Meredith Partners, Inc. in 1994. From 1991 -1994, Mr.
                                             Meredith was President and CEO of Tramell Crow NW, Inc., the
                                             Northwest Region of the largest property manager and
                                             commercial developer in the U. S., and a Director and
                                             Chairman of the Audit Committee of Tramell Crow Company. He
                                             was responsible for all Tramell Crow real estate operations in Northern California, Oregon, Washington, Nevada and
                                             Colorado, over 33 million square feet of office, industrial and shopping center properties. Mr. Meredith has a degree in
                                             Economics from Stanford University and an MBA from Harvard.
                                             Mr. Meredith is 48 years old.

Thomas J. Smith                              Since 1992, Mr. Smith has been the President of Retirement
Suite 100                                    Management Company, a company engaged in the
8500 Station Street                          management of various retirement facilities.  Since April 1,
Mentor, OH 44060                             1996, Mr. Smith has served as the Executive Operating
                                             Manager of Liberty Self-Stor, LLC, a company which has owned and operated 20 self-storage facilities. Mr. Smith is 53
                                             years old.

         None of the Nominees has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

                                VOTING OF PROXIES

         Unless otherwise indicated, the persons named in the accompanying WHITE Proxy Card will vote properly executed and duly returned proxies FOR election of five Committee Nominees as members of the Board of Trustees of Meridian to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and qualified, and in accordance with their judgment on such other business as may be properly presented to the Special Meeting and any adjournment or postponement thereof.

         WHITE Proxy Cards should be signed, dated and returned in the postage-paid envelope provided. Execution of the enclosed WHITE Proxy Card will not affect a Shareholder's right to attend the Special Meeting and vote in person. A Shareholder who has given a proxy may revoke it at any time before such proxy is voted either by a later dated proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

         If you wish to support the Committee's proposals, YOUR LAST DATED PROPERLY EXECUTED PROXY MUST BE A WHITE PROXY CARD.

                          PROXY SOLICITATION; EXPENSES

         Proxies may be solicited by mail, telephone, telecopier and personal solicitation. Any of the members of the Committee and any regular employee of Mr. Osborne may be used to solicit proxies, and will not receive additional compensation therefor. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material of the Committee to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses.

         The Committee has retained Beacon Hill Partners, 90 Broad Street, New York, New York, 10004, to assist in the solicitation of proxies. The Committee has agreed to pay Beacon Hill Partners a fee of $25,000 and to reimburse it for its reasonable out-of-pocket expenses. Approximately 25 people will be used by Beacon Hill Partners in its solicitation efforts.

         The Committee anticipates that its total expenditures relating to the solicitation will be approximately $50,000 (excluding costs represented by salaries and wages of regular employees of Mr. Osborne); total expenditures to date have been less than $10,000. The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies for the nominees proposed by the Committee will be borne by the Fund or Mr. Osborne in a manner to be determined by Mr. Osborne. The Fund or Mr. Osborne will seek reimbursement from the Company for those expenses and does not intend to seek stockholder approval for such reimbursement at a subsequent meeting unless such approval is required under California law.

         In addition, Mr. Osborne has agreed to pay Third Capital, LLC, of which Mr. Jarratt is President, a fee of $50,000, plus reimbursement of expenses up to $25,000, in return for the assistance of Third Capital LLC in developing plans to enhance shareholder values of Meridian.

                                  OTHER MATTERS

         The Committee is not aware of any other matters to be considered at the Annual Meeting other than the election of Directors. However, if any other matters properly come before the meeting, the persons named in the enclosed WHITE Proxy Card will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

                              Sincerely,

_________ __, 1997            Meridian '83 Shareholders' Committee for Growth

                                   APPENDIX A

         On the date hereof, Richard M. Osborne, as the sole manager of the Fund, is the beneficial owner of 297,344 Shares, representing approximately 9.8% of the 3,031,618 Shares outstanding, according to the most recently available filing by the Company with Securities and Exchange Commission. Mr. Calabrese is the beneficial owner of 220,265 Shares, representing approximately 7.3% of the total Shares outstanding. Mr. Meredith is the beneficial owner of 151,000 Shares, representing approximately 5.0% of the total Shares outstanding.

         Under the terms of the Operating Agreement of the Fund, Mr. Osborne as the sole manager, manages all day-to-day operations involving, and makes all decisions concerning, the business and affairs of the Fund. Other than Mr. Osborne, the members have no authority or power to bind the Fund, vote securities owned by the Fund, make investment decisions for the Fund or dispose of any securities held by the Fund. Each member has agreed, under the terms of the Operating Agreement, to indemnify the Fund for any costs or damages incurred by the Fund as a result of the exercise of any unauthorized authority by each such member.

         Under Rule 13d-3 promulgated by the Securities and Exchange Commission, "a beneficial owner of a security includes any person, who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

         (1) Voting power which includes the power, to vote, or to direct the voting of, such security, and/or

         (2) Investment power which includes the power to dispose, or to direct the disposition of, such security."

Because the members of the Fund, other than Mr. Osborne, lack any of the requisite powers of beneficial ownership, none of them, other than Mr. Osborne, are beneficial owners of the Shares solely because of their investment as members in the Fund.

         The Shares owned of record by the Fund were acquired for an approximate aggregate purchase price of approximately $910,000 with working capital of the Fund.

         The table below sets forth all Shares purchased by the Fund within the past two years, the dates on which such purchases were made and the amount of such purchases. Neither the Fund nor Mr. Osborne sold any shares during the two year period.

                     Number of Shares                        Date
                     ----------------                     ---------
                            4,500                         09/13/95
                            2,500                         09/14/95
                            2,500                         09/14/95
                            5,000                         09/29/95
                           12,500                         12/29/95

                           10,000                         12/29/95
                            2,500                         12/29/95
                            3,500                         01/11/96
                            6,500                         01/11/96
                            5,000                         01/24/96
                            5,000                         01/26/96
                            8,500                         02/13/96
                            1,500                         02/13/96
                           10,000                         02/14/96
                           10,000                         02/14/96
                            2,500                         02/15/96
                           16,500                         02/22/96
                            1,000                         02/22/96
                            4,344                         02/23/96
                          153,500                         07/12/96
                            7,500                         09/25/96
                            2,500                         10/07/96
                            2,000                         11/21/96
                            1,500                         12/17/96
                            1,500                         12/26/96
                           15,000                         01/16/97

         Mr. Calabrese purchased 220,265 Shares in one transaction on July 24, 1997, at $3.82 per Share, for a total price of $841,412.30. The funds used for the purchase were loaned to Mr. Calabrese by Mr. Osborne pursuant to a Demand Promissory Note in the principal amount of $850,000 payable to Mr. Osborne (the "Note"). The Note is due on demand and bears interest at the prime rate as stated in The Wall Street Journal form time to time, plus 2%. The Note is unsecured.

         Mr. Meredith purchased 151,000 Shares in one transaction on July 24, 1997, at $3.82 per Share, for a total purchase price of $576,820. The funds used to make the purchase were personal funds.

         Except as otherwise set forth in this Appendix A, neither the Committee nor any of its nominees nor any "associate" of any of the foregoing persons or any other person who may be deemed a "participant" in the Proxy Solicitation is the beneficial or record owner of any Shares. Except as otherwise set forth in this Appendix A, neither the Committee nor any of its nominees nor any "associate" of the foregoing persons or any other person who may be deemed a "participant" in the Proxy Solicitation has purchased or sold any Shares within the past two years, borrowed any funds for the purpose of acquiring or holding any Shares or is or was within the past year a party to any contract or arrangement or understanding with any person with respect to any Shares. There has not been any transaction since the beginning of the Company's last fiscal year and there is not currently any proposed transaction to which the Company is a party, in which the Fund or any "associate" of the Committee or any of its nominees or immediate family member of any of the foregoing persons or any other person who may be deemed a "participant" in the Proxy Solicitation had or will have a direct material interest.

                                    IMPORTANT

         Your vote is important. No matter how many or how few Meridian shares you own, please vote FOR the Committee's nominees by signing, dating and mailing the enclosed WHITE Proxy Card today. The Committee urges you NOT to return any proxy cards sent to you by the Board of Trustees of Meridian.

         If you have already returned a Board of Trustees' proxy card before receiving this proxy statement, you have every right to change your vote by signing and returning the enclosed WHITE Proxy Card. Only your latest dated properly executed proxy will count at the Annual Meeting.

         If you own your Meridian Shares in the name of a brokerage firm, your broker cannot vote such shares unless he received your specific instructions. Please sign, date and return the enclosed WHITE Proxy Card in the postage-paid envelope that has been provided.

         If you have any questions about how to vote your Meridian Shares, please call our proxy solicitor:

                              Beacon Hill Partners
                                 90 Broad Street
                               New York, NY 10004
                            Telephone: 1-800-854-9486

                                      PROXY
                         Meridian Point Realty Trust '83
                         Special Meeting of Stockholders

SOLICITED ON BEHALF OF                         PROXY SOLICITED IN OPPOSITION
MERIDIAN '83 SHAREHOLDERS'                     TO THE BOARD OF TRUSTEES
COMMITTEE FOR GROWTH

         Unless otherwise specified, this proxy will be voted FOR Item 1. This proxy will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

1.       Election of Five New Trustees           FOR [ ]    WITHHOLD [ ]

The Committee nominees are:

Richard M. Osborne, Steven A. Calabrese, Christopher L. Jarratt, Allen K.
         Meredith and Thomas J. Smith. (Authority to vote for any nominee(s) may be withheld by lining through or otherwise striking out the name of such nominee(s).)

The Proxy revokes all prior proxies and voting instructions.

THE COMMITTEE RECOMMENDS A VOTE FOR ITEM 1.

         The undersigned hereby appoints Richard M. Osborne and Steven A. Calabrese, and each of them, with full power of substitution, as proxies for the undersigned, to represent and vote, as designated above, all Shares of Beneficial Interest of Meridian Point Realty Trust '83 to which the undersigned is entitled to vote at the Special Meeting of Shareholders of Meridian scheduled to be held on October 9, 1997, and at any adjournment(s) or postponement(s) thereof, and revokes all prior proxies with respect to the matters covered by this proxy.

                              Date: ________________, 1997

                              Signature:______________________________

                              Signature: _____________________________

                              Title or Authority: ________________________
                              (Please sign exactly as name appears, indicating title or representation capacity, where applicable)

                   PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY

                If you have any questions on voting, please call:
                     Beacon Hill Partners at 1-800-854-9486